Exhibit 99.1

Investment Corporation

Contacts:	Ronald J. Nicolas, Jr.
Jon D. Van Deuren
Investor Relations Department
Aames Investment Corporation
(323) 210-5311

AAMES INVESTMENT CORPORATION

ANNOUNCES 2004 YEAR-END RESULTS

LOS ANGELES, CALIFORNIA, February 16, 2005 – Aames Investment Corporation (NYSE: AIC), a mortgage real estate investment trust, today reported results of operations for the three and six months ended December 31, 2004, its new fiscal year end.

HIGHLIGHTS

•	Diluted net loss per share was $0.51 and $0.05 during the three and six months ended December 31, 2004, respectively.

•	Dividends per share were $0.06 during the three months ended December 31, 2004.

•	The portfolio of loans held for investment was $1.7 billion at December 31, 2004.

•	Total mortgage loan production was $1.7 billion and $3.6 billion during the three and six months ended December 31, 2004, respectively.

•	IPO and corporate reorganization into a REIT completed during the December 2004 quarter.

•	$64.0 million of 5.5% convertible subordinated debentures due March 2006 fully redeemed on December 30, 2004.

Financial Summary. During the three months ended December 31, 2004, the Company had a net loss of $31.5 million compared to net income of $17.2 million during the comparable three month period a year ago. The decline in net income was attributable to a decline of approximately $37.0 million in gain on sale of loans due to the Company using its loan production to build a portfolio of loans held for investment rather than disposing of its loan production into the secondary markets in whole loans sales for cash, coupled with the Company incurring $22.0 million in noninterest expenses related to the REIT conversion and corporate reorganization. The $22.0 million was comprised of approximately $17.0 million of compensation related charges and $5.0 million of direct expenses related to the reorganization. The decline in net income partially offset by a $11.5 million increase in net interest income after the provision for loan losses which was due primarily to net interest income earned on the portfolio of loans held for investment.

The following table summarizes the results of operations of the Company during the three and six months ended December 31, 2004 and 2003 (unaudited, in thousands, except per share data):

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
Net interest income after provision for loan losses	$22,302	$10,800	$36,413	$20,136
Noninterest income	10,622	48,953	62,330	106,914
Noninterest expense	64,388	42,356	107,063	99,183

Income (loss) before provision (benefit) for income taxes	(31,464)	17,397	(8,320)	27,867
Provision (benefit) for income taxes	38	217	(5,235)	(17,976)

Net income (loss)	$(31,502)	$17,180	$(3,085)	$45,843

Net income (loss) per share:
Basic	$(0.51)	$1.90	$(0.05)	$5.54

Diluted	$(0.51)	$0.17	$(0.05)	$0.45

Dividends per share	$0.06	—	$0.06	—

Mr. A. Jay Meyerson, the Company’s Chairman and Chief Executive Officer, said, “As a REIT, we are building our on-balance sheet portfolio of loans held for investment which will enable us to better capture the attractive economics of our loan production. We plan to build our portfolio, which stood at $1.7 billion at year end, to approximately $4.0 billion by the middle of calendar 2005. Transitioning to this strategy resulted in an anticipated net loss during the December 2004 quarter. However, we expect the net interest income produced by the portfolio of loans held for investment will result in more stable, predictable earnings for our investors.”

Portfolio of loans held for investment. During the three months ended December 31, 2004, Aames Investment closed a $1.2 billion on-balance sheet securitization. At December 31, 2004, the portfolio of mortgage loans held for investment was $1.7 billion, net of a $1.2 million allowance for loan losses.

The composition of the portfolio of loans held for investment was as follows at December 31, 2004 (unaudited, in thousands):

December 31, 2004
Loans held for investment, net:
Securitized	$1,187,435
Not yet securitized	531,261
Add: Net deferred loan origination costs	8,250
Less: Allowance for loans losses	(1,200)

Loans held for investment, net	$1,725,746

“Consistent with our stated strategy, we retained our hybrid loan production in our portfolio of loans held for investment and sold on a whole loan basis for cash our fixed rate, seconds and high FICO loan production,” Mr. Meyerson added.

The initial provision for the allowance for loan losses on the portfolio of loans held for investment of $1.2 million was made during the three months ended December 31, 2004 and at the time the first on-balance sheet securitization was consummated.

Loan production. Mortgage loan origination volume during the three months ended December 31, 2004 increased $50.0 million over total production during the comparable three month period a year ago, and declined $168.5 million from the $1.9 billion of total production during the September 2004 quarter. Retail and wholesale originations during the three months ended December 31, 2004 represented 33.6 % and 66.4%, respectively, of total loan production. Total loan production during the six months ended December 31, 2004 increased $430.7 million, or 13.6%, over total production reported during the comparable six month period a year ago.

Mr. Meyerson said, “Our December 2004 quarter loan origination volumes were negatively impacted during the latter part of the quarter by competitive and interest rate pressures in the marketplace. In response to the competitive environment, we are pricing more competitively and are accelerating our initiatives to lower our costs to produce loans.”

The following table summarizes mortgage loan production volume during the periods presented (unaudited, in thousands):

	Three Months Ended Dec. 31,		Six Months Ended Dec. 31,
	2004	2003	2004	2003
Mortgage loan production:
Retail	$574,625	$591,861	$1,189,707	$1,168,675
Wholesale	1,134,911	1,067,627	2,397,841	1,988,222

	$1,709,536	$1,659,488	$3,587,548	$3,156,897

Weighted average FICO	610	609	611	613
Weighted average LTV	79%	81%	80%	80%
Production by interest rate type:
Hybrid	79%	77%	78%	68%
Fixed	21%	23%	22%	32%

Gain on sale. Gain on sale of loans declined $37.0 million due primarily to the Company’s strategy of building an on-balance sheet portfolio of loans held for investment during the three months ended December 31, 2004. During the three months ended December 31, 2004, $426.7 million of mortgage loans were sold into the secondary markets for cash, whereas during the comparable three-month period in 2003, $1.7 billion of loans were sold on a whole loan basis for cash.

Gain on sale of loans is impacted by the timing of loan origination and sales as net loan origination fees and costs related to mortgage loans originated and held for sale are deferred and recognized in gain on sale of loans at the time the mortgage loans are sold.

The following table summarizes activities in gain on sale of loans during the periods presented (unaudited, in thousands):

	Three Months Ended Dec. 31,		Six Months Ended Dec. 31,
	2004	2003	2004	2003
Gain on sale of loans	$9,437	$56,704	$77,272	$101,122
Loan origination fees and costs, net	2,297	(3,848)	(5,559)	12,592
Provision for representation, warranty and miscellaneous other losses	(1,213)	(5,866)	(8,840)	(10,577)
Hedge gains (losses)	(584)	—	(3,294)	—
Other	(134)	(214)	(319)	(400)

Gain on sale of loans	$9,803	$46,776	$59,260	$102,737

“Our gain on sale was negatively impacted by the difficult competitive environment as well as by the fact that we sold into the secondary markets our lower margin loan product and retained our higher margin hybrid loan product for our portfolio of loans held for investment,” explained Ronald J. Nicolas, Jr., Chief Financial Officer. “We anticipate this trend will continue through the first quarter of 2005,” he added.

Servicing portfolio. At December 31, 2004, the Company’s total servicing portfolio was $2.8 billion, and consisted of the following (unaudited, in thousands):

December 31, 2004
Loans:
Held for investment	$1,718,696
Interim serviced	771,835
Subserviced for others	129,016
In securitization trusts	224,345

$2,843,892

Net interest income after the provision for loan losses. Net interest income, after the provision for loan losses, increased $11.5 million and $16.3 million during the three and six months ended December 31, 2004, respectively, over amounts reported during the comparable periods in 2003. The Company began building its portfolio of loans held for investment during the three months ended December 2004. As the portfolio of loans held for investment increases in future quarters, it will contribute to a significant portion of net interest income in those periods. Management believes that net interest income produced by a portfolio of loans held for investment is a more stable, predictable earnings source than noninterest income.

Noninterest income. Noninterest income declined $38.4 million and $44.6 million during the three and six months ended December 31, 2004, respectively, from the amounts reported during the comparable periods a year ago, due largely to a $37.0 million and a $43.4 million decline, respectively, in the gain on sale of loans sold by the Company. The decline in gain on sale of loans resulted from the Company retaining mortgage loans for its portfolio of loans held for investment as it built its portfolio and selling a smaller portion of its mortgage loans in whole loan sales during the three months ended December 31, 2004. During the three and six months ended December 31, 2003, disposed of all of its loan production for cash gains in whole loan markets. The Company expects that once the portfolio of mortgage loans held for investment is built, it will revert back to the practice of selling a substantial portion of its loan production into the secondary markets.

Noninterest expense. Noninterest expense increased $22.0 million and $7.9 million during the three and six months ended December 31, 2004, respectively, over amounts reported during the comparable three and six months periods in 2003. During the three months ended December 31, 2004, Aames Investment incurred approximately $22.0 million of expenses in connection with its REIT conversion and corporate reorganization.

Book value. Book value per common share was $5.83 as of December 31, 2004.

Completion of REIT conversion and corporate reorganization. During the December 2004 quarter, Aames Investment completed its initial public offering and also completed its corporate reorganization in which Aames Investment became a REIT and the parent company of the Aames consolidated group of companies. Effective with the REIT conversion and corporate reorganization, the Company adopted a new calendar year reporting period which replaced the June 30th fiscal year end formerly utilized by Aames Financial prior to the reorganization. The Company’s year-end results, therefore, are measured using its consolidated financial statements at and for the six months ended December 31, 2004.

2005 Annual Meeting of Stockholders. The Company will host its 2005 Annual Meeting of Stockholders on Thursday, May 5, 2005, at 9:00 a.m., Pacific Time, at The Omni Hotel, 251 S. Olive Street, Los Angeles, California 90012. The Company’s board of directors has designated March 31, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

About Aames Investment. Aames Investment is a REIT trading on the NYSE under the symbol “AIC,” providing first and second mortgage products to sub-prime borrowers nationwide through its operating subsidiary, Aames Financial, a 50-year old sub-prime lender. Aames Investment is committed to serving the communities in which it operates with fair and responsible lending practices.

Information Regarding Forward Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to ramp up our loan portfolio and our ability to pay dividends. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Aames Investment can give no assurance that its expectations will be attained. Such forward-looking statements speak only as of the date of this press release. Aames Investment expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

In addition, Aames Investment notes that a variety of factors could cause its actual results and experiences to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of Aames Investment’s business include the following: inability to originate subprime hybrid/adjustable mortgage loans; increased delinquency rates in our portfolio; increases in mortgage lending interest rates; adverse changes in the securitization and whole loan market for mortgage loans; decline in real estate values; decreases in earnings from the Aames Investment calling securitization trusts; limited cash flow to fund operations; dependence on short-term financing facilities; obligations to repurchase mortgage loans and indemnify investors; concentration of operations in California, Florida, New York and Texas; extensive government regulation; losses in securitization trusts; and intense competition in the mortgage lending industry. In addition, Aames Investment cannot guarantee compliance with the federal tax requirements applicable to REITs or Aames Investment’s effective operation within limitations imposed on REITs by federal tax rules. For a more complete discussion of these risks and uncertainties and information relating to the company, see the registration statement on Form S-11 (file no. 333-113890) filed with the SEC, including the prospectus contained therein, relating to the initial public offering of Aames Investment’s common stock, the Form 10-Q for the quarter ended September 30, 2004 and other filings with the SEC made by the company pursuant to the Securities Exchange Act of 1934.

Financial Tables and Supplementary Information Follow

AAMES INVESTMENT CORPORATION and SUBSIDIARIES

Condensed financial statements

(In thousands)

	CONDENSED BALANCE SHEETS
	December 31, 2004	June 30, 2004
	(Unaudited)
Cash and cash equivalents	$37,780	$22,867
Loans held for sale, at lower of cost or market	484,263	1,012,165
Loans held for investment, net	1,725,746	—
Advances and other receivables	22,740	17,451
Residual interests, at estimated fair value	39,082	44,120
Derivative instruments, at estimated fair value	31,947	6,316
Prepaid and other assets	58,822	48,253

Total assets	$2,400,380	$1,151,172

Financing on loans held for investment	$1,157,470	$—
Revolving warehouse and repurchase facilities	809,213	886,433
Other borrowings	7,680	78,283
Other liabilities	68,391	55,845

	2,042,754	1,020,561
Stockholders’ equity	357,626	130,611

Total liabilities and stockholders’ equity	$2,400,380	$1,151,172

Shares outstanding at December 31, 2004	61,360,271

Leverage ratios

1) Total leverage ratio:
Total borrowings	$1,974,363
Stockholders’ Equity	$357,626
Ratio	5.5 to 1.0

2) Adjusted leverage ratio:
Total borrowings, less financings on loans held for investment	$816,893
Stockholders’ Equity	$357,626
Ratio	2.8 to 1.0

AAMES INVESTMENT CORPORATION and SUBSIDIARIES

Condensed financial statements

(In thousands, except per share data)

	CONDENSED CONSOLIDATED INCOME STATEMENTS
	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Interest income	$31,894	$17,317	$56,103	$32,596
Interest expense	8,392	6,517	18,490	12,460

Net interest income	23,502	10,800	37,613	20,136
Provision for losses on loans held for investment	1,200	—	1,200	—

Net interest income after provision for losses	22,302	10,800	36,413	20,136
Noninterest income:
Gain on sale of loans	9,803	46,776	59,260	102,737
Loan servicing	819	2,177	3,070	4,177

Total noninterest income	10,622	48,953	62,330	106,914

Net interest income and noninterest income	32,924	59,753	98,743	127,050
Noninterest expense:
Personnel	40,064	23,020	62,660	61,049
Production	8,605	8,347	17,165	15,774
General and administrative	15,719	10,989	27,238	22,360

Total noninterest expense	64,388	42,356	107,063	99,183

Income (loss) before income taxes	(31,464)	17,397	(8,320)	27,867
Provision (benefit) for income taxes	38	217	(5,235)	(17,976)

Net income (loss)	$(31,502)	$17,180	$(3,085)	$45,843

Net income (loss) to common stockholders:
Basic	$(31,502)	$13,342	$(3,085)	$38,527

Diluted	$(31,502)	$17,702	$(3,085)	$46,888

Net income (loss) per common share:
Basic	$(0.51)	$1.90	$(0.05)	$5.54

Diluted	$(0.51)	$0.17	$(0.05)	$0.45

Weighted average number of common shares outstanding:
Basic	61,335	7,030	61,322	6,954

Diluted	61,335	104,642	61,322	104,387

Dividends per common share	$0.06	$—	$0.06	$—

AAMES INVESTMENT CORPORATION and SUBSIDIARIES

Other financial data (Unaudited)

(In thousands)

	Condensed Statement of Cash Flow Information Six Months Ended December 31,
	2004	2003
Net cash provided by (used in):

Operating activities	$500,344	$(159,635)

Investing activities	(1,728,958)	(2,159)

Financing activities	1,243,527	149,545

Net increase (decrease) in cash and cash equivalents	14,913	(12,249)

Cash and cash equivalents, beginning of period	22,867	23,860

Cash and cash equivalents, end of period	$37,780	$11,611

	At December 31, 2004	At June 30, 2004
Revolving warehouse and repurchase facilities:
Committed facilities	$2,450,000	$1,800,000
Uncommitted facilities	100,000	100,000

Total warehouse and repurchase facilities	$2,550,000	$1,900,000

Amount utilized	$809,213	$886,433

Available borrowing capacity	$1,740,787	$1,013,567

Liquidity:
Cash and cash equivalents	$37,780	$22,867
Plus: Unencumbered mortgage collateral	210,017	128,781
Less: Margin and ineligible mortgage collateral	(22,771)	(26,575)

	$225,026	$125,073

AAMES INVESTMENT CORPORATION and SUBSIDIARIES

Supplemental Information

The following table sets forth information regarding basic and diluted net income (loss) per common share for the periods presented (amounts in thousands, except per share data):

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Basic net income (loss) per common share:
Net income (loss)	$(31,502)	$17,180	$(3,085)	$45,843
Less: Accrued dividends on Series B, C and D Convertible Preferred Stock	—	(3,838)	—	(7,316)

Basic net income (loss) to common stockholders	$(31,502)	$13,342	$(3,085)	$38,527

Basic weighted average number of common shares outstanding	61,335	7,030	61,322	6,954

Basic net income (loss) per common share	$(0.51)	$1.90	$(0.05)	$5.54

Diluted net income (loss) per common share:
Basic net income (loss) to common stockholders	$(31,502)	$13,342	$(3,085)	$38,527
Plus: Accrued dividends on Series B, C and D Convertible Preferred Stock	—	3,838	—	7,316
Interest on 5.5% Convertible Preferred Debt	—	522	—	1,045

Diluted net income (loss) to common stockholders	$(31,502)	$17,702	$(3,085)	$46,888

Basic weighted average number of common shares outstanding	61,335	7,030	61,322	6,954
Plus incremental shares from assumed:
Conversion of Series B, C and D Convertible Preferred Stock	—	85,136	—	85,439
Conversion of Convertible Preferred Debt	—	824	—	824
Exercise of Warrants	—	3,515	—	3,365
Exercise of Common Stock options	—	8,137	—	7,805

Diluted weighted average number of common shares outstanding	61,335	104,642	61,322	104,387

Diluted net income (loss) per common share	$(0.51)	$0.17	$(0.05)	$0.45

The following table summarizes the components of gain on sale of loans during the three and six months ended December 31, 2004 and 2003 (in thousands):
	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Gain on sale of loans	$9,437	$56,704	$77,272	$101,122
Loan origination fees and costs, net	2,297	(3,848)	(5,559)	12,592
Provision for representation, warranty and other losses	(1,213)	(5,866)	(8,840)	(10,577)
Hedge gains (losses)	(584)	—	(3,294)	—
Other	(134)	(214)	(319)	(400)

Gain on sale of loans	$9,803	$46,776	$59,260	$102,737

AAMES INVESTMENT CORPORATION and SUBSIDIARIES

Supplemental Information

LOAN PRODUCTION:

(In thousands)

	Three Months Ended			Six Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31,
				2004	2003
	(Unaudited)			(Unaudited)
RETAIL PRODUCTION
Total dollar amount	$574,625	$615,082	$591,861	$1,189,707	$1,168,675
Number of loans	4,431	4,893	4,670	9,324	9,077
Average loan amount	$129,683	$125,706	$126,737	$127,596	$128,751
Average initial LTV	75.82%	76.46%	77.90%	76.15%	76.56%
Weighted average interest rate	7.36%	7.58%	7.46%	7.47%	7.27%

WHOLESALE PRODUCTION
Total dollar amount	$1,134,911	$1,262,930	$1,067,627	$2,397,841	$1,988,222
Number of loans	7,841	8,722	7,443	16,563	13,977
Average loan amount	$144,741	$144,798	$143,440	$144,771	$142,250
Average initial LTV	81.19%	81.17%	81.84%	81.18%	82.00%
Weighted average interest rate	7.46%	7.57%	7.66%	7.52%	7.69%

TOTAL PRODUCTION
Total dollar amount	$1,709,536	$1,878,012	$1,659,488	$3,587,548	$3,156,897
Number of loans	12,272	13,615	12,113	25,887	23,054
Average loan amount	$139,304	$137,937	$137,001	$138,585	$136,935
Average initial LTV	79.38%	79.62%	80.43%	79.51%	79.99%
Weighted average interest rate	7.43%	7.57%	7.59%	7.50%	7.53%

Total production by loan purpose:
Cash-out refinance	$1,019,184	$1,085,506	$1,002,351	$2,104,690	$1,907,737
Purchase money	636,727	717,421	551,392	1,354,148	994,513
Rate/term refinance	53,625	75,085	105,745	128,710	254,647

Total	$1,709,536	$1,878,012	$1,659,488	$3,587,548	$3,156,897

Total production by property type:
Single family	$1,510,414	$1,645,745	$1,459,567	$3,156,159	$2,789,292
Multi-family	111,321	122,449	109,299	233,770	198,728
Condominiums	87,801	109,738	90,622	197,539	168,767
All other	—	80	—	80	110

Total	$1,709,536	$1,878,012	$1,659,488	$3,587,548	$3,156,897

Total production by state/region produced:
California	$523,701	$585,136	$591,232	$1,108,837	$1,182,972
Florida	345,652	364,978	259,904	710,630	526,703
New York	103,796	130,896	107,909	234,692	171,029
Texas	129,580	132,928	119,183	262,508	219,096
Other Western states	184,519	174,704	191,483	359,223	335,406
Other Midwestern states	140,750	166,340	154,384	307,090	280,019
Other Northeastern states	161,678	194,429	139,594	356,107	259,839
Other Southeastern states	119,860	128,601	95,799	248,461	181,833

Total	$1,709,536	$1,878,012	$1,659,488	$3,587,548	$3,156,897

AAMES INVESTMENT CORPORATION and SUBSIDIARIES

Supplemental Information

Production by interest rate type:

	Three Months Ended Dec. 31,				Six Months Ended Dec. 31,
	2004		2003		2004		2003
	$	%	$	%	$	%	$	%
Hybrid:
Traditional	$1,252,756	73.3%	$1,277,334	77.0%	$2,598,326	72.4%	$2,148,156	68.0%
Interest only	91,203	5.3%	—	—	180,870	5.0%	—	—
Fixed rate	365,577	21.4%	382,154	23.0%	808,352	22.5%	1,008,741	32.0%

	$1,709,536	100.0%	$1,659,488	100.0%	$3,587,548	100.0%	$3,156,897	100.0%

Loan production by credit grade during the three months ended December 31, 2004 (in thousands):

Credit Grade	Dollar Amount of Loans	% of Total	Average Credit Score	Weighted Average Interest Rate	Weighted Average LTV
A +	$1,284,602	75%	624	7.3%	80%
A	188,489	11%	587	7.5%	79%
A -	77,074	5%	557	7.9%	77%
B	104,362	6%	556	8.1%	75%
C	44,769	3%	548	8.8%	71%
C-	10,240	NM	538	10.0%	65%

Total	$1,709,536	100%	610	7.4%	79%

Loan production by credit grade during the three months ended December 31, 2003 (in thousands):

Credit Grade	Dollar Amount of Loans	% of Total	Average Credit Score	Weighted Average Interest Rate	Weighted Average LTV
A +	$1,094,729	66%	627	7.4%	82%
A	267,861	16%	595	7.5%	80%
A -	105,945	6%	567	7.9%	79%
B	119,771	7%	553	8.2%	76%
C	54,264	4%	547	9.0%	71%
C-	16,686	1%	539	10.0%	69%
D	232	NM	505	8.5%	76%

Total	$1,659,488	100%	609	7.6%	81%

Loan production by credit grade during the six months ended December 31, 2004 (in thousands):

Credit Grade	Dollar Amount of Loans	% of Total	Average Credit Score	Weighted Average Interest Rate	Weighted Average LTV
A +	$2,660,434	74%	624	7.4%	81%
A	410,211	11%	588	7.5%	79%
A -	172,076	5%	559	8.0%	77%
B	218,169	6%	559	8.2%	75%
C	101,717	3%	549	8.8%	70%
C-	24,941	1%	540	10.0%	64%

Total	$3,587,548	100%	611	7.5%	80%

Note: Prior to October 1, 2003, the Company’s underwriting guidelines were different from the Super Aim Guidelines implemented at that time. Therefore, loan production by credit grade during the six months ended December 31, 2003 is not meaningful when compared to the presentation during the six months ended December 31, 2004.

AAMES INVESTMENT CORPORATION and SUBSIDIARIES

Supplemental Information

Loan production by credit score range during the three months ended December 31, 2004 (in thousands):

Credit Score Range	Dollar Amount of Loans	% of Total	Weighted Average Interest Rate	Weighted Average LTV
540 and below	$232,776	14%	8.2%	74%
541 - 580	299,508	17%	7.8%	80%
581 - 620	406,028	24%	7.3%	80%
621 - 660	456,889	27%	7.2%	81%
661 - 700	210,214	12%	7.0%	80%
Above 700	102,301	6%	7.0%	79%
Not available	1,820	NM	7.6%	80%

Total	$1,709,536	100%	7.4%	79%

Loan production by credit score range during the three months ended December 31, 2003 (in thousands):

Credit Score Range	Dollar Amount of Loans	% of Total	Weighted Average Interest Rate	Weighted Average LTV
540 and below	$225,262	13%	8.4%	75%
541 - 580	297,691	18%	8.0%	81%
581 - 620	382,378	23%	7.5%	82%
621 - 660	426,156	26%	7.4%	82%
661 - 700	208,000	13%	7.1%	81%
Above 700	113,845	7%	7.1%	80%
Not available	6,156	NM	9.4%	91%

Total	$1,659,488	99%	7.6%	80%

Loan production by credit score range during the six months ended December 31, 2004 (in thousands):

Credit Score Range	Dollar Amount of Loans	% of Total	Weighted Average Interest Rate	Weighted Average LTV
540 and below	$470,431	13%	8.4%	74%
541 - 580	651,915	18%	7.8%	80%
581 - 620	860,504	24%	7.3%	80%
621 - 660	954,240	27%	7.3%	81%
661 - 700	434,801	12%	7.1%	81%
Above 700	212,504	6%	7.0%	79%
Not available	3,153	NM	7.9%	79%

Total	$3,587,548	100%	7.5%	80%

Loan production by credit score range during the six months ended December 31, 2003 (in thousands):

Credit Score Range	Dollar Amount of Loans	% of Total	Weighted Average Interest Rate	Weighted Average LTV
540 and below	$406,234	13%	8.4%	75%
541 - 580	551,302	17%	8.0%	81%
581 - 620	712,781	23%	7.5%	81%
621 - 660	798,133	25%	7.4%	81%
661 - 700	429,278	14%	7.0%	80%
Above 700	250,462	8%	6.8%	77%
Not available	8,707	NM	9.4%	88%

Total	$3,156,897	100%	7.5%	80%

AAMES INVESTMENT CORPORATION and SUBSIDIARIES

Supplemental Information

LOAN SERVICING

(Dollars in thousands)

	December 31, 2004	December 31, 2003	June 30, 2004
	(Unaudited)
Mortgage loans serviced:
Loans held for investment	$1,718,696	$—	$—
Loans serviced on an interim basis	771,835	1,975,192	1,897,464
Loan subserviced for others on a long-term basis	129,016	—	160,371
Loans in securitization trusts	224,345	290,485	229,308

Serviced in-house	2,843,892	2,265,677	2,287,143
Loans serviced by others	—	68,228	53,885

Total servicing portfolio	$2,843,892	$2,333,905	$2,341,028

Percentage serviced in-house	100.0%	97.1%	97.7%

	At or During the Six Months Ended December 31,
	2004	2003
	(Unaudited)
Percentage of dollar amount of delinquent loans serviced (period end)
One month	0.3%	0.4%
Two months	0.2%	0.3%
Three or more months:
Not foreclosed	1.8%	2.8%
Foreclosed	0.2%	0.3%

Total	2.5%	3.8%

Percentage of dollar amount of delinquent loans in:
Loans held for investment	0.2%	—
Loans serviced on an interim basis	1.5%	0.8%
Loans serviced for others	4.8%	—
Loans in securitization trusts	22.5%	20.4%
Percentage of dollar amount of loans foreclosed during the period to servicing portfolio	0.1%	0.3%
Number of loans foreclosed during the period	68	91
Principal amount of foreclosed loans during the period	$3,585	$5,524
Number of loans liquidated during the period	163	269
Net losses on liquidations during the period	$6,778	$10,180
Percentage of annualized losses to servicing portfolio	0.5%	1.0%
Servicing portfolio at period end	$2,843,892	$2,333,905

AAMES INVESTMENT CORPORATION and SUBSIDIARIES

Supplemental Information

SECONDARY MARKET TRANSACTIONS

(In thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Whole loan sales	$426,737	$1,714,640	$2,391,671	$2,900,797
Off-balance sheet securitizations	—	—	—	—

Total sales	426,737	1,714,640	2,391,671	$2,900,797

On-balance sheet securitization	1,200,007	—	1,200,007	—

Total secondary market transactions	$1,626,744	$1,714,640	$3,591,678	$2,900,797